UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: March 5, 2007

(Date of earliest event reported)

Ventana Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

DE	000-20931	94-2976937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1910 E. Innovation Park Drive, Tucson	85755
(Address of principal executive offices)	(Zip Code)

520-887-2155
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 28, 2007, the Compensation Committee of the Board of Directors of Ventana Medical Systems, Inc. (the “Compensation Committee”) approved a bonus program for 2007 (the “Bonus Program”) that includes annual target bonus levels for Named Executive Officers (NEOs), including Mr. Christopher Gleeson, the Chief Executive Officer, the Chief Financial Officer, and certain other employees of the company. Participants may receive all or a portion of their target bonus based on achievement of corporate and individual goals, except that in the case of executive officers, including Mr. Gleeson, the annual bonus is based solely on the achievement of corporate goals. Corporate goals include revenue growth, profitability and product innovation and placement milestones. Bonus payments range up to 150% of the participant’s bonus target.

Mr. Gleeson will receive his award as a combination of performance units and stock options, pursuant to a formula established by the Compensation Committee. The performance units will fully vest and the award will be settled on the earlier of (i) the later of: (a) 3 years from date of grant, or (b) termination of employment; or (ii) upon a change of control of the company. The stock options will be fully vested when granted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2007	VENTANA MEDICAL SYSTEMS, INC.

	By:	/s/ Nicholas Malden
Nicholas Malden Senior Vice President, Chief Financial Officer and Secretary